UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2014

Intelligent Living Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54026	45-1498410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

20801 Biscayne Blvd, Suite 403

Miami, FL 33180

(Address of Principal Executive Offices) (Zip Code)

866.326.3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4

Matters Related to Accountants and Financial Statements

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 15, 2014 the management of Intelligent Living Inc. (the “Company”) and its Board of Directors (the “Board”) concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q (the “Form 10-Q”) for the quarters ended June 30, 2013 and September 30, 2013 (the “Prior Periods”) should no longer be relied upon because of errors related to the presentation of certain information included in the financial statements and footnotes to the financial statements. The Company has determined that it is necessary to reclassify and correct certain non-cash related transactions as presented within the statement of operations and statement of cash flows along with their corresponding impact on the Company’s financial statements. The Company, with the concurrence of its independent registered public accounting firm, D’Arelli Pruzansky, P.A, will be restating in Forms 10-Q/A for the quarters ended June 30, 2013 and September 30, 2013, amending the Forms 10-Q for the quarters ended June 30, 2013 and September 30, 2013/

The Board has discussed the matters disclosed pursuant to this Item 4.02(a) in this Current Report on Form 8-K with its contracted CFO and D’Arelli Pruzansky, P.A, the Company’s independent registered public accounting firm. Subsequent to the filing of this Form 8-K and the 10-K for the period ended December 31, 2013, the Company will be filing amended Forms 10-Q for the quarter ended June 30, 2013 and September 30, 2013 ("Forms 10-Q/A”). The Forms 10-Q/A will restate the originally filed Forms 10-Q for the quarter ended June 30, 2013 and September 30, 2013 to reflect the updated Statements of Cash Flows and that the “Write off of intangible asset” on Form 10-Q for the Quarter Ended June 30, 2013, is, and should be a non-cash item and intends to have this item reclassified in the cash flow statement to an adjustment to reconcile net loss in the operating activities section. Further, the “Exchange of intellectual property for retirement of related party debt” and the “Exchange of related party note payable” shall be reclassified to “Non-cash financing and investing activities”.

Additionally, the cash flows of operating activities section of the Statements of Cash Flows improperly reflects a nonmonetary capital transaction by incorrectly reporting the Asset Purchase Agreement between Feel Golf Company, Inc. and coincident redemption of preferred stock as a monetary capital transaction for which no gain should have been recognized. The difference between the carrying amounts of debt and inventory transferred and par value only of the preferred stock redeemed should have been recorded in additional paid in capital. Differences between carrying amounts will be recorded and reconciled properly. This transaction should have been reported in the statement of cash flows as a non-cash transaction.

Note payables as reported on the balance sheet at June 30, 2013 are improperly calculated. Our total principal amount due of $1,565,350 includes an amount of $465,350 of current liabilities and/or certain matured notes and an additional $1.1 million of long term notes payable to include $1 million to NCCS for the purchase of the mind360 assets. The company has calculated and forwarded to our new auditors the derivative liabilities and any other premium or conversion features as a result of the convertible notes payable.

In connection with these errors in the financial information, management has determined that deficiencies existed in internal control over financial reporting that potentially would not prevent or detect a material misstatement. Management therefore concluded there was a material weakness in internal control over financial reporting related to the previous accounting treatments. Actions have already been implemented to remediate this material weakness, including augmenting the Company’s accounting resources.

Additionally, the Company will implement a more formal review and documentation process of complex, non-routine transactions on a systematic basis.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(d) Exhibits - NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 1, 2014	Intelligent Living Inc.

	By	: /s/Victoria Rudman
Name: Victoria Rudman Title: Chief Executive Officer